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                                                                   EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated May 11, 2006 of the Van Kampen Aggressive Growth Fund, in the related Prospectus and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 to the Registration Statement under the Securities Act of 1933 (Registration No. 033-08122) and in this Amendment No. 59 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-04805).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
October 18, 2006